EXHIBIT A

FIRST TRUST EXCHANGE-TRADED FUND

NAME OF FUND	EXPENSE CAP TERM
First Trust Dow Jones Select MicroCap IndexSM Fund	April 30, 2023
First Trust Morningstar® Dividend LeadersSM Index Fund	April 30, 2023
First Trust Nasdaq-100 Equal Weighted IndexSM Fund	April 30, 2023
First Trust Nasdaq-100 Technology Sector IndexSM Fund	April 30, 2023
First Trust US Equity Opportunities ETF	April 30, 2023
First Trust NYSE Arca Biotechnology Index Fund	April 30, 2023
First Trust Capital Strength ETF	April 30, 2023
First Trust Dow Jones Internet IndexSM Fund	April 30, 2023
First Trust Nasdaq-100 Ex-Technology Sector IndexSM Fund	April 30, 2023
First Trust Nasdaq® Clean Edge® Green Energy Index Fund	April 30, 2023
First Trust Total US Market AlphaDEX ETF	April 30, 2023
First Trust Value Line® Dividend Index Fund	April 30, 2023
First Trust S&P REIT Index Fund	April 30, 2023
First Trust Natural Gas ETF	April 30, 2023
First Trust Water ETF	April 30, 2023
First Trust Chindia ETF	April 30, 2023
First Trust Nasdaq® ABA Community Bank Index Fund	April 30, 2023
First Trust Dividend Strength ETF	April 30, 2023